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                                                                    EXHIBIT 99.2


                       IN THE UNITED STATES DISTRICT COURT
                    FOR THE EASTERN DISTRICT OF PENNSYLVANIA

IN RE: DIET DRUGS (PHENTERMINE,                        :
FENFLURAMINE, DEXFENFLURAMINE)                         :        MDL DOCKET NO.
PRODUCTS LIABILITY LITIGATION                          :        1203
                                                       :
THIS DOCUMENT RELATES TO ALL                           :
CASES                                                  :
SHARON WISH v. INTERNEURON                             :        CIVIL ACTION NO.
PHARMACEUTICALS, INC.                                  :        98-CV-20594
                                                       :

                     AGREEMENT OF COMPROMISE AND SETTLEMENT

         Proposed Class Representative Sharon Wish, by and through her counsel, the Plaintiffs' Management Committee ("PMC") in the above-captioned multidistrict litigation and the Defendant Interneuron Pharmaceuticals, Inc. ("Interneuron"), hereby enter into this Agreement of Compromise and Settlement, providing for settlement of the claims herein described against Interneuron pursuant to the terms and conditions set forth below, and subject to the approval of the Court.

1        BACKGROUND

         1.1 Interneuron is a Delaware corporation with its principal place of business in Massachusetts. Interneuron and a division of American Home Products Corporation co-promoted the prescription, anti-obesity drug dexfenfluramine under the brand name Redux(TM). Boehringer Ingelheim Pharmaceuticals, Inc., encapsulated and packaged Redux(TM) for Interneuron, but it did not participate in the design, development or promotion of the drug. Redux(TM) was approved by the United States Food and Drug Administration for use in the treatment of obesity in April, 1996. It was first marketed in the United States in June, 1996. Redux(TM) was withdrawn from the market on or about September 15, 1997.

         1.2      After Redux(TM)'s withdrawal from the market, Interneuron was sued in
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                  a number of individual and purported class actions filed in state and federal courts nationwide. These actions allege claims for compensatory and punitive damages and equitable relief against Interneuron for alleged diet drug-related injuries. On December 10, 1997, the Judicial Panel on Multidistrict Litigation created MDL No. 1203 In re Diet Drugs (Phentermine, Fenfluramine, Dexfenfluramine) Products Liability Litigation, transferring all of the federal cases against Interneuron to the United States District Court for the Eastern District of Pennsylvania. As of the date of this Settlement Agreement, Interneuron has pending against it over 650 state and federal actions in 46 states.

         1.3 The Plaintiffs' Management Committee ("PMC") in MDL No. 1203 has conducted substantial discovery against Interneuron. Interneuron has responded to document requests by producing over a million pages of documents into the MDL No. 1203 Document Depository. Interneuron has responded to plaintiffs' written interrogatories, and the PMC has had access to the transcripts of depositions of Interneuron's senior personnel conducted in state court litigation.

         1.4 Interneuron has denied and continues to deny any wrongdoing or liability to plaintiffs of any kind and has asserted many affirmative defenses. Both the PMC and Interneuron recognize the uncertainty and risks associated with the outcome of litigation. They also recognize the significant costs involved in litigating mass product liability cases through trials and appeals. In entering into this Settlement Agreement, both the PMC and Interneuron have extensively analyzed the strengths and weaknesses of their respective cases on the facts and the law.

         1.5 Over the last five months, Interneuron and the PMC have explored


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                  settling the cases pending against Interneuron. During these settlement discussions, Interneuron expressed its belief that the cost of defending the litigation nationwide and the massive liability exposure presented by these cases created a substantial risk that its assets would be insufficient to defend itself in the pending and anticipated cases, much less meet all of the plaintiffs' claims.

         1.6 The PMC accepted Interneuron's invitation to independently evaluate the company's financial condition. The PMC hired an expert, Dr. Harvey Rosen, who examined Interneuron's financial statements and extensively interviewed Interneuron's President and Chief Executive Officer, Chief Financial Officer, and the Executive Vice President for Research and Development. Dr. Rosen concluded (and the PMC agreed) that there was a substantial risk that Interneuron's assets, including insurance coverage, would be insufficient to defend the company and/or satisfy the claims against the company, and that the costs of defense alone or together with early recovery by a few individual plaintiffs would deprive the rest of the Class Members of a sufficient fund from which to recover.

         1.7 On September 1, 1998, Plaintiff Wish, represented by the PMC, filed a class action complaint in the United States District Court for the District of Pennsylvania seeking certification of a mandatory, limited fund class action as to Interneuron pursuant to Federal Rule of Civil Procedure 23(b)(1)(B). On that same date, she filed a motion for conditional class certification. On September 3, 1998, Interneuron and the PMC signed a Letter of Understanding proposing a limited fund, mandatory class action settlement of all products liability litigation (pending and anticipated) against the company. This Letter of


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                  Understanding was the result of prolonged adversarial
                  negotiations conducted at arms' length. In conjunction with the filing of the Letter of Understanding, the Court in MDL No. 1203 issued Pretrial Order No. 270, which stayed the federal litigation against Interneuron. The company filed a response to Plaintiff's motion on September 14, 1998, that supported certification of a mandatory, limited fund class.

         1.8 Based on its analysis of the facts involving Interneuron's financial condition and the facts and law underlying the Class Members' claims against the company, the PMC has concluded that the settlement provided for by this Agreement is the best possible result for the class as a whole and is fair, reasonable and adequate, and therefore in the best interests of the class.

         1.9 Interneuron has concluded that the settlement provided for by this Agreement is desirable to provide for the continued viability of the company, avoid the time and enormous expense of defending protracted litigation on a nationwide basis, and provide a final and complete resolution of Interneuron's Redux(TM)-related claims.

         1.10 The PMC and Interneuron understand and agree that this Settlement Agreement is predicated, first and foremost, on the notion that only through a mandatory class action can all persons with health-related claims against Interneuron be assured an equitable opportunity to seek a recovery of damages against the company. The parties recognize that if the litigation against Interneuron is allowed to continue on its present course, Interneuron's resources will be consumed and most, if not all, claimants will recover nothing, regardless of the seriousness of their injuries or the merits of their claims. Nothing short of global resolution and bar of all claims against the company - including


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                  Derivative Claims and claims for contribution and indemnity -
                  can prevent this injustice by preserving enough assets to generate a fund from which all claimants may seek an equitable distribution.

2        GENERAL PROVISIONS

         NOW, THEREFORE, the undersigned parties agree as follows, and the PMC recommends, subject to the approval of the Court:

         2.1 Class Representative Sharon Wish, on behalf of the class, and Interneuron now desire to settle the disputes existing between them, subject to the terms set forth below, which are the result of prolonged, extensive, arms-length negotiations between the parties.

         2.2 The undersigned attorneys of the PMC represent and warrant that they have the authority to enter into this Agreement on behalf of the proposed Class Representative, Plaintiff Sharon Wish, the PMC, and all of the individual plaintiffs represented by members of the PMC.

         2.3 Interneuron represents and warrants that it has all requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Interneuron of this Agreement and the consummation by it of the actions contemplated hereby have been duly authorized by all necessary corporate action on the part of Interneuron. This Agreement has been duly and validly executed and delivered by Interneuron's authorized agent.

         2.4 Neither this Agreement, nor any exhibit, document or instrument delivered hereunder is intended to be or shall be construed as or deemed to be evidence of an admission or concession by Interneuron of any liability or wrongdoing or of the truth of any allegations asserted by the Class


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                  Representative, Class Members or any other persons, and none of them shall be admissible in evidence for any such purpose in this or any other proceeding, except that this Agreement is admissible to enforce its terms. Likewise, neither this Agreement, approved or not approved, nor any exhibit, document or instrument delivered hereunder, nor any statement, transaction or proceeding in connection with the negotiation, execution or implementation of this Agreement (including the Letter of Understanding dated September 3, 1998) is intended to be or shall be construed as or deemed to be evidence of an admission or concession by the Class Representative, PMC or Class Members, of any lack of merit in their claims.

         2.5 The headings of the sections and paragraphs of this Agreement are included for convenience only and shall not be deemed to constitute part of this Agreement or to affect its construction.

         2.6 The parties agree that Class Counsel or their agents received or will receive from Interneuron all information deemed reasonably necessary to an examination of Interneuron's insurance coverage and financial condition in connection with this Agreement. The parties agree to cooperate in good faith on any additional investigation that may be necessary on these issues in connection with the Court's evaluation of the fairness and adequacy of this Agreement. Specifically, Interneuron agrees to grant reasonable requests from Class Counsel for documents or interviews with Interneuron's employees on the subjects of Interneuron's financial condition and insurance coverage. All non-public information provided by Interneuron shall be "confidential" information and shall be used by Class Counsel solely for the purposes of establishing whether Interneuron is a "limited fund" such that an action against it should


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                  proceed as a class action pursuant to Fed. R. Civ. P.
                  23(b)(1)(B) and whether the settlement provided in this Agreement is fair, reasonable, adequate, and in the best interest of the Class. Such confidential information may be disclosed to any other person only if such person has properly filed an objection to the terms of the proposed settlement and has signed a Confidentiality Agreement limiting the further disclosure or use of the information. Such confidential information shall be disclosed on the public record only upon an order of the Court for good cause shown. Notwithstanding the foregoing, persons that are competitors of Interneuron shall not be entitled to receive Interneuron's confidential information except by order of the Court upon a showing of extraordinary need.

3        DEFINITIONS

         For the purposes of this Agreement:

         3.1 The "Agreement" or "Settlement Agreement" refers to this Agreement of Compromise and Settlement, together with all appendices thereto.

         3.2 "American Home Products Corp." or "AHP" shall mean American Home Products Corporation and its subsidiaries, divisions, affiliates, and other related entities.

         3.3 The "Claims Administrator" means the person appointed by the Court to administer the settlement and make distributions to Class Members.

         3.4 The "Class" is a mandatory, non-opt out class under Fed. R. Civ. P. 23(b)(1)(B) that includes:

                  3.4.1 All persons who obtained Redux(TM) in the United States or its territories and used the product prior to the Notice Date;

                  3.4.2 All persons (except the United States Government) asserting


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                           standing to sue Interneuron or any Released Party as
                           a result of another person's obtaining Redux(TM) in the United States or its territories and using the product prior to the Notice Date (including spouses, children, other family members, heirs, beneficiaries, executors, administrators, legal representatives, successors, subrogees or assigns of any person who used Redux(TM));

                  3.4.3 All persons in the United States and its territories who used a Diet Drug other than Redux(TM) prior to the Notice Date and who seek to hold Interneuron or any Released Party liable on a theory of conspiracy, concert of action, aiding and abetting, negligent undertaking, "Good Samaritan" liability, deceptive trade practices, consumer fraud, unfair business practices or any similar legal theory;

                  3.4.4 All persons in the United States and its territories (except the United States Government) asserting standing to sue Interneuron or any Released Party based upon a theory of conspiracy, concert of action, aiding and abetting, negligent undertaking, "Good Samaritan" liability, deceptive trade practices, consumer fraud, unfair business practices or any similar legal theory as a result of another person's use of a Diet Drug other than Redux(TM) prior to the Notice Date, including spouses, children, other family members, heirs, beneficiaries, executors, administrators, legal representatives, successors, subrogees or assigns of any person who used a Diet Drug other than Redux(TM).


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         3.5      "Class Counsel" means counsel approved by the Court to serve as attorney(s) for the Class in the above-captioned litigation.

         3.6 "Class Members" means all persons included in the Class, as defined above.

         3.7 "Class Representative" means Sharon Wish and/or any other individuals approved by the Court as class representatives.

         3.8 The "Court" means the United States District Court for the Eastern District of Pennsylvania.

         3.9 A "Derivative Claim" is one asserted by a person who does not claim to have used Redux(TM) or a Diet Drug other than Redux(TM), but instead seeks to recover for losses sustained as a result of another person's use of Redux(TM) or a Diet Drug other than Redux(TM). "Derivative Claims" include, without limitation, claims for loss of consortium, services, society and affection and/or reimbursement of medical expenses, regardless of whether such claims are classified as "derivative claims" under the law of the applicable jurisdiction. "Derivative Claim" as used herein does not include shareholder derivative claims pursued pursuant to Federal Rule of Civil Procedure 23.1 or any state analogue of Federal Rule of Civil Procedure 23.1.

         3.10 "Diet Drug" includes Redux(TM), dexfenfluramine, Pondimin, fenfluramine and phentermine.

         3.11 "Diet Drug Litigation" means litigation brought by persons seeking to recover damages and/or injunctive or equitable relief arising out of any person's purchase or use of a Diet Drug. As used herein, "Diet Drug Litigation" includes, without limitation, actions in which persons seek legal or equitable relief for personal injury, bodily injury, past or future medical monitoring or


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                  screening expenses (whether as a lump sum or a
                  court-supervised fund), reimbursement of the cost of purchasing a Diet Drug, disgorging of profits from Diet Drug sales, or injunctive relief directing a defendant to take any action such as providing notice to consumers of alleged health risks associated with a Diet Drug or to finance studies of the alleged health risks associated with a Diet Drug. As used herein, "Diet Drug Litigation" also includes litigation brought by persons seeking to recover for Derivative Claims.

         3.12 "Final Approval Date" means the date on which the Court enters a judgment pursuant to Federal Rules of Civil Procedure 23(e) and 54(a) stating its final approval of this Agreement and dismissing all Released Claims.

         3.13     "Final Settlement Date" means the earliest of the following:


                  3.13.1 The date on which the time for appeal from the Court's judgment approving this Agreement has elapsed without any appeals being filed; or

                  3.13.2 All appeals from the Court's judgment approving this Agreement have been exhausted, and no further appeal may be taken.

         3.14 "Interneuron" means the defendant Interneuron Pharmaceuticals, Inc., a Delaware corporation.

         3.15 The "Interneuron Class Action Settlement Fund" or the "Fund" means all funds and common stock deposited in an account with a Court-approved Trustee pursuant to the terms of this Agreement and an Indenture of Trust in a form to be approved by the Court.

         3.16 A "Judgment Credit" is an amount that defendants in Diet Drug Litigation may use to offset a judgment in favor of a Class Member for injuries adjudicated to have been caused by Redux(TM), and is calculated by dividing the


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                  Fund balance on the date of the request for a Judgment Credit by the number of registered claimants on that date.

         3.17 "Notice Date" means the last date on which Notice of this Agreement is published to Class Members in a newspaper of general circulation pursuant to order of the Court.

         3.18 "Phentermine Defendants" means entities or persons that marketed, sold or distributed phentermine and have been sued in Diet Drug Litigation.

         3.19 The "PMC" means those attorneys appointed by the Court to serve on the Plaintiffs' Management Committee in the above-captioned litigation.

         3.20 "Pondimin" means fenfluramine marketed under the brand name Pondimin.

         3.21 "Preliminary Approval Date" means the date on which the Court enters an order preliminarily approving this Agreement pursuant to Federal Rule of Civil Procedure 23(e).

         3.22 "Redux(TM)" means dexfenfluramine marketed under the brand name Redux(TM).

         3.23     The "Released Claims" are:

                  3.23.1 All claims that have, might have been, or in the future could be asserted by Class Members against Interneuron or any Released Parties arising out of any Class Member's use of Redux(TM), including without limitation all claims for damages or remedies of whatever kind or character, known or unknown, that are now recognized by law or that may be created or recognized in the future by statute, regulation, judicial decision, or in any other manner, for actual damages, exemplary and punitive damages,


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                           penalties of any kind, personal injuries or death,
                           mental or physical pain or suffering, loss of wages, income, earnings, and earning capacity, doctor, hospital, nursing and drug bills, medical expenses, Derivative Claims, loss of consortium, companionship, society or affection, damage to familial relations, loss of enjoyment of life, economic or business losses, disgorgement of profits, prejudgment and postjudgment interest, medical monitoring or screening, injunctive or declaratory relief, and any other loss or detriment of any kind.

                  3.23.2 All claims based upon a theory of conspiracy, concert of action, aiding and abetting, negligent undertaking, "Good Samaritan" liability, deceptive trade practices, consumer fraud, unfair business practices or any similar legal theory that has, might have been, or in the future could be asserted by any Class Member against Interneuron or any Released Parties arising out of a Class Member's use of a Diet Drug other than Redux(TM); including without limitation all claims for damages or remedies of whatever kind or character, known or unknown, that are now recognized by law or that may be created or recognized in the future by statute, regulation, judicial decision, or in any other manner, for actual damages, exemplary and punitive damages, penalties of any kind, personal injuries or death, mental or physical pain or suffering, loss of wages, income, earnings, and earning capacity, doctor, hospital, nursing and drug bills, medical expenses, Derivative Claims, loss of consortium, companionship, society or affection,


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                           damage to familial relations, loss of enjoyment of
                           life, economic or business losses, disgorgement of profits, prejudgment and postjudgment interest, medical monitoring, injunctive or declaratory relief, and any other loss or detriment of any kind.

         3.24     The "Released Parties" are:

                  3.24.1 Notwithstanding any other section or subsection of this Agreement, Interneuron, Boehringer Ingelheim Pharmaceuticals, Inc., their respective parents, subsidiaries, affiliates, divisions, current and former officers, directors, employees, attorneys, and agents; and each of their insurers (including Columbia Casualty Co., Reliance Insurance Company of Illinois, and New Hampshire Insurance Company), but only to the extent of the insurance set forth in Appendix B hereto and only to the extent that the insurer has tendered its unimpaired policy limits without reservation of rights; provided, however, that Boehringer Ingelheim Pharmaceuticals, Inc. shall not be a Released Party for any claim arising from defects in the manufacture or packaging of Redux(TM).

                  3.24.2 Any and all predecessors and/or shareholders of Interneuron and/or Boehringer Ingelheim Pharmaceuticals, Inc.; provided, however, that (i) any predecessor and/or shareholder of Interneuron and/or Boehringer Pharmaceuticals, Inc. who is or becomes a defendant in Diet Drug Litigation shall be considered a Released Party pursuant to this subsection only to the extent that such entity is sued in its capacity as a predecessor and/or


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                           shareholder of Interneuron and/or Boehringer
                           Pharmaceuticals, Inc. and (ii) no person or entity described in this subsection shall be released from any claims based upon its own independent negligence or culpable conduct.

                  3.24.3 Any and all successors to Interneuron and/or Boehringer Ingelheim Pharmaceuticals, Inc.; provided, however, that (i) any current or future defendant in Diet Drug Litigation who becomes a successor to Interneuron and/or Boehringer Ingelheim Pharmaceuticals, Inc. by reason of a merger, acquisition, consolidation or otherwise shall be considered a Released Party pursuant to this subsection only to the extent that such entity is sued in its capacity as a successor of Interneuron and/or Boehringer Pharmaceuticals, Inc. and (ii) no person or entity described in this subsection shall be released from any claims based upon its own independent negligence or culpable conduct.

                  3.24.4 All distributors of Redux(TM), including wholesale distributors, private label distributors, pharmacists, retail distributors, physicians, hospitals and clinics, and their respective predecessors, successors, parents, subsidiaries, affiliates and divisions, and their respective current and former shareholders, officers, directors, employees, attorneys, agents, and insurers; provided that (i) such persons and entities described in this subsection shall be released only as to Released Claims as to which such persons would have a contractual, common law, or statutory right of indemnity against Interneuron, and (ii) no person or entity described in this


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                           subsection shall be released from any claims based,
                           in whole or in part, upon its own independent negligence or culpable conduct (including without limitation negligence claims or claims for professional malpractice asserted against physicians, health care providers and diet centers).

                  3.24.5 Neither AHP nor Servier are Released Parties under any of the subsections of this section 3.24.

         3.25 The "Royalty Agreement" refers to the Royalty Agreement attached hereto as Appendix A.

         3.26 The "Royalty Term" shall mean the period commencing on the Final Settlement Date and ending seven (7) years from the Final Settlement Date.

         3.27 "Servier" shall mean Les Laboratoires Servier, S.A. and its subsidiaries, divisions, affiliates, and other related entities.

         3.28 "Stay Date" means the date upon which the Court enters an order staying and enjoining all pending state and federal proceedings and those commenced hereafter regarding Released Claims, including claims for contribution and indemnity, against Interneuron and the Released Parties.

4        PROPOSED ORDERS

         4.1 The parties to this Agreement shall promptly submit this Agreement to the Court and jointly request the Court to enter an order in the form annexed hereto as Appendix C:

         (i) conditionally certifying a class pursuant to Federal Rule of Civil Procedure 23(b)(1)(B);

         (ii)     preliminarily approving the Settlement Agreement;

         (iii) temporarily staying and enjoining all pending state and federal proceedings and


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                  those commenced hereafter regarding Released Claims, including claims for contribution and indemnity, against Interneuron and the Released Parties;

         (iv) setting a hearing date to permit Class Members and any other interested parties to appear and show cause why the stay provided for in the immediately preceding subsection should not be continued until the Court can make a final judgment on final class certification and the fairness and adequacy of this Settlement Agreement;

         (v) directing the parties to submit a long form and short form class notice within two weeks of the date of the order;

         (vi) scheduling a hearing (a) to determine whether the proposed settlement of the Class Action on the terms and conditions provided in this Agreement is fair, reasonable and should be approved by the Court; (b) to determine whether, upon Final Approval judgment should be entered dismissing with prejudice the class action and any other actions by Class Members transferred to the Court by the Judicial Panel on Multidistrict Litigation; and (c) to determine whether the Court should enter an order barring and enjoining all claims for contribution and/or indemnity against Interneuron and/or the Released Parties arising out of or related to the Released Claims; and (d) to consider all other matters deemed appropriate by the Court;

         (vii) setting forth scheduling and procedures for the implementation of the terms and conditions of the proposed settlement; and

         (viii) setting forth procedures and timing for the filing of objections to the proposed settlement by Class Members and any other interested parties.

         4.2 On the date of the Fairness Hearing, the parties shall jointly request that the Court enter an order and judgment


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         (i)      finally certifying a mandatory class pursuant to Federal Rule of Civil Procedure 23(b)(1)(B);

         (ii) approving, pursuant to Federal Rule of Civil Procedure 23(e), the settlement as defined in this Agreement;

         (iii) dismissing with prejudice and without costs the Class Action and any other actions by Class Members against Released Parties transferred to the Court by the Judicial Panel on Multidistrict Litigation; provided, however, that actions against those Released Parties defined in section 3.24 shall not be dismissed to the extent that the plaintiffs in such actions seek to recover for any claims not released by this Agreement;

         (iv) permanently enjoining the Class Members from initiating, asserting, prosecuting, or litigating against the Released Parties any actions involving Released Claims, as those terms are defined in this Agreement; and

         (v) permanently barring and enjoining all claims for contribution and/or indemnity against Interneuron and/or the Released Parties arising out of or related to the Released Claims.

5        CREATION OF THE INTERNEURON CLASS ACTION SETTLEMENT FUND

         5.1 On September 9, 1998, Interneuron deposited $2 million into the Court's Registry for the account of the Interneuron Class Action Settlement Fund, pursuant to the Letter of Understanding dated September 3, 1998.

         5.2 Within a reasonable time from the date of this Agreement, the Court shall appoint a Trustee pursuant to an Indenture of Trust in a form to be approved by the Court. The Trustee shall maintain and administer the Interneuron Class Action Settlement Fund in accordance with the Settlement Agreement, the Indenture of Trust, and the Royalty Agreement attached hereto


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                  as Appendix A.

         5.3 Within ten days after the Final Approval Date, Interneuron shall deposit $3 million into the account of the Interneuron Class Action Settlement Fund.

         5.4 Within ten days after the Final Settlement Date, Interneuron shall deposit $10 million into the account of the Interneuron Class Action Settlement Fund. In addition, on such date, Interneuron shall deposit an amount equal to interest on such $10 million at an annual rate equal to the average rate earned by the $2 million deposited on September 9, 1998.

         5.5 Interneuron shall deposit all available and uncommitted insurance proceeds remaining on the Stay Date into the account of the Interneuron Class Action Settlement Fund. Insurance proceeds are considered available and uncommitted only to the extent that there are no unpaid bills for reasonable legal expenses (including fees and disbursements) as of the Stay Date, regardless of whether such bills have been forwarded to Interneuron's insurance carriers, or unbilled legal expenses (including fees and disbursements) for expenses incurred prior to the Stay Date.

         5.6 In the event Interneuron is unable to cause its insurers to pay the available and uncommitted insurance proceeds into the Interneuron Class Action Settlement Fund, Interneuron shall initiate a declaratory judgment action against its insurers in order to compel the contribution of all available and uncommitted insurance proceeds into the Interneuron Class Action Settlement Fund Account. Bills for fees and expenses incurred by Interneuron in connection with such declaratory judgment action shall be timely submitted to and promptly paid by the Interneuron Class Action Settlement Fund following Court review and approval of such bills, provided however, that Interneuron shall seek to recover its fees and expenses associated with litigating the declaratory judgment action in said action. The PMC shall have the right to review and comment upon Interneuron's application for payment of such litigation fees and expenses. In the event that Interneuron recovers all or any part of its fees and expenses incurred in litigating the declaratory judgment action in said action, Interneuron shall deposit such amounts (less any amounts owing to Interneuron from the Fund) in the Interneuron Class Action Settlement Fund.

         5.7 Additional payments to the Interneuron Class Action Settlement Fund shall be made by Interneuron according to the terms of the Royalty Agreement attached hereto as Appendix A. The Royalty Agreement shall be executed by the PMC and Interneuron contemporaneous with the execution of this Agreement. Thereafter, the Indenture of Trust, which shall require the Trustee to assume all Fund-related obligations under the Royalty Agreement, shall be executed by the Court-appointed Fund Trustee within ten days of the Trustee's appointment.

6        RELEASE/BAR OF CONTRIBUTION AND INDEMNITY CLAIMS/SUBROGATION CLAIMS

         6.1 The Released Parties are not, and in the future shall not be, subject to liability or expense of any kind to any Class Member with respect to any of the Released Claims. Compensation from the Interneuron Class Action Settlement Fund established by this Agreement shall be the exclusive remedy of Class Members against the Released Parties as to any and all Released Claims. Each of the Class Members is forever barred from asserting any of the Released Claims against any of the Released Parties. No individual Class Member shall receive funds from the Interneuron Class Action Settlement Fund unless he, she or it executes the Release and Indemnity Agreement attached as Appendix D. The mandatory, classwide release contained in this section is full and complete, and the requirement that Class Members execute an individual release should in no way be interpreted as altering the immediate and binding effect of this classwide release upon each Class Member as of the Final Settlement Date.

         6.2 Upon the Final Settlement Date, each Class Member shall be deemed to have covenanted and agreed that he, she or it will forever refrain from instituting, maintaining, or proceeding against any Released Party on account of any Released Claim, including Released Claims known and not now known, suspected or claimed, which such Class Member ever had, now has or hereafter may have against any Released Party.

         6.3 Class Members agree to reduce any judgment that they might obtain against any defendant in Diet Drug Litigation by an amount equal to the total amount, if any, that they receive pursuant to this Agreement (before deduction of any amounts for costs and counsel fees). Class Members shall not be required to further reduce any judgment that they obtain against any defendant in Diet Drug Litigation by: (a) the amount, percentage or share of such judgment that is or may be attributable to any liability-creating conduct of the Released Parties (including conduct that creates strict liability in tort); (b) the pro rata share, percentage, or proportion of liability that otherwise would be attributable or apportioned to the Released Parties; and/or (c) any other reduction that is claimed or asserted on account of the terms and conditions of this Settlement Agreement and any order or release entered pursuant hereto, including the proposed bar order enjoining defendants in Diet Drug Litigation from seeking contribution or indemnity from Interneuron or the Released Parties.

         6.4 In the event that, before a Class Member has received a distribution from the Fund, any defendant (or group of defendants) in Diet Drug Litigation is required to satisfy a judgment in favor of the Class Member for injuries adjudicated to have been caused by Redux(TM), then the defendant (or group of defendants) shall be entitled to elect from one of two options: (i) to receive an immediate Judgment Credit toward satisfaction of the judgment, or (ii) to receive from the Fund in the ordinary course of the claims administration process the net settlement proceeds (if any) to which the Class Member subsequently becomes entitled to receive. Any such defendant (or group of defendants) shall make this election by providing written notice to the Claims Administrator and the Class Member by certified mail, return receipt requested, prior to the time that the judgment must be satisfied. In its notice of election, the defendant (or group of defendants) shall affirm, subject to penalty of perjury, that it is required to satisfy a judgment in favor of the Class Member arising from injuries adjudicated to have been attributable in whole or in part to Redux(TM) or Interneuron (or any other Released Party) and that the defendant (or group of defendants) has elected either to take a Judgment Credit or to receive the Class Member's net settlement proceeds upon distribution from the Fund. The formula for determining the amount of the Judgment Credit on a given date shall be: the Fund balance on the date of the notice of election of the Judgment Credit, divided by the number of registered claimants on that date. The amount of the Judgment Credit shall be determined by the Court.

         6.5 The parties will jointly seek an order barring and enjoining claims by other defendants in Diet Drug Litigation seeking contribution and/or indemnity from Interneuron or the Released Parties arising out of the sale, marketing or distribution of Redux(TM). The order shall provide that, with respect to the claims of each specific Class Member, defendants in Diet Drug Litigation will be entitled to an offset for the settlement of the Released Claims in an amount equal to the gross amount received by the Class Member from the Interneuron Class Action Settlement (before deduction of costs and counsel fees) or, if applicable, the right set forth in section 6.4 of this Agreement.

         6.6 Interneuron and the Released Parties shall be indemnified and promptly paid by the Interneuron Class Action Settlement Fund, by appropriate petition to the Court, for its continuing legal fees and expenses incurred in the course of seeking approval of this settlement and defending it on appeal, participating in any discovery in Diet Drug Litigation that may be ordered by the Court, and for and against all reasonable fees, costs, expenses incurred and money paid in defending, settling, or satisfying judgments entered in any claim or proceeding involving Released Claims by any person included within the definition of the Class (including cross-claims, third party claims, subrogation claims, claims for contribution and/or indemnity) that are not terminated as a result of the Class Action Settlement Agreement or that are filed or pursued in the future despite the Class Action Settlement Agreement. Because of Interneuron's financial condition and cash flow situation, Interneuron's petitions for reimbursement of these fees, costs and expenses shall be considered on an expedited basis.

         6.7 All subrogation claims (including claims by workers' compensation insurers, employers, and/or healthcare insurers or providers) shall be submitted within ninety days of the Notice Date to the Claims Administrator or, if one is not yet appointed, to the Court. All such claims shall be stamped "SUBROGATION CLAIM" and shall specifically identify the subrogor Class

                  Member and social security number, and shall include with specificity the particulars of the subrogation claims for each individual Class Member, including proof of what was actually paid by the subrogee on behalf of the Class Member. Once the deadline for filing subrogation claims has passed, the Court -- after notice and an opportunity for subrogees to be heard -- shall consider the payment from the Fund of timely submitted subrogation claims, subject to equitable principles as applied in the limited fund settlement context. The failure of any subrogee to submit a claim by the deadline set forth in this section shall constitute a waiver of such claim.

7        INJUNCTIONS

         7.1 The parties will jointly seek an order extending the stay entered on September 3, 1998 to all pending and future litigation (both state and federal) against any Released Parties arising out of any Released Claims. The parties shall request such a stay and injunction to be entered on the Preliminary Approval Date.

         7.2 The parties will jointly seek a permanent injunction, barring and enjoining all litigation (both state and federal), including claims for contribution and indemnity, against any Released Parties arising out of any Released Claims, to be entered on the Final Approval Date.

         7.3 The injunction orders described in sections 7.1 and 7.2 shall not operate to stay or bar any proceedings against AHP, Servier, the Phentermine Defendants, or any other party in Diet Drug Litigation not defined as a Released Party under this Agreement. Furthermore, the orders contemplated in sections 7.1 and 7.2 shall not operate to stay or bar proceedings against Released Parties other than Interneuron arising out of claims that are not to be released under the terms of this Agreement.

         7.4 The injunction orders described in sections 7.1 and 7.2 shall not prevent:

                  7.4.1 any Released Party from moving to dismiss any action on the ground that the claims asserted in such action have been released under this Agreement, and any proceedings related to such motion;

                  7.4.2    the entry of a stipulation or order of dismissal,

                  7.4.3 removal to federal court and proceedings in federal court related to the determination of federal jurisdiction;

                  7.4.4 transfer of any federal actions to the federal multidistrict litigation,

                  7.4.5 any party from moving to sever Released Claims against Released Parties and proceedings related to the resolution of such motions.

         7.5 In order to minimize Interneuron's litigation expenses and maximize the amount of money in the Interneuron Class Action Settlement Fund, the parties will jointly seek an order from the Court enjoining Interneuron from participating in formal or informal discovery proceedings in any Diet Drug Litigation without the Court's approval. This proposed order is attached as Appendix E. Interneuron acknowledges that additional discovery against the company, including the depositions of certain current employees and the completion of certain document discovery, may be warranted in the context of continuing Diet Drug Litigation. Such discovery, however, must be coordinated to preserve the limited assets of both Interneuron and the Fund, and thus it shall be conducted only with the Court's coordination and approval so as to minimize the cost and burden of discovery that is reasonably necessary for Class

                  Members to prosecute Diet Drug claims that are not Released Claims.

8        DISTRIBUTION OF SETTLEMENT PROCEEDS

         8.1 The Court will appoint a Claims Administrator who shall be responsible for administering the settlement and distributing the settlement proceeds in accordance with a protocol to be developed by the Claims Administrator and approved by the Court, after notice and an opportunity to be heard has been afforded to Class Counsel, Class Members, private counsel for Class Members and all other interested parties. This protocol shall take account of the nature and extent of the injuries sustained by the Class Members that they claim to be related to the use of Redux(TM) or the conduct of Released Parties, the age of the Class Member, the health of the Class Member prior to taking Redux(TM), and such other information as the Court deems just and appropriate. The protocol also shall take account of the fact that the Fund available to pay claimants is, by definition, a limited one, and therefore shall minimize, to the extent possible, the costs of administration.

         8.2 Until the end of the Royalty Term, the Interneuron Class Action Settlement Fund shall maintain a reasonable percentage of any cash deposited pursuant to the terms of this Agreement as a reserve sufficient to satisfy the Fund's obligations to indemnify Interneuron pursuant to section 6.6.

         8.3 The Claims Administrator may retain persons to assist him or her with the administration of the Interneuron Class Action Settlement Fund, including clerical personnel. All reasonable expenses relating to the administration of the Fund, including the compensation of the Claims Administrator and personnel retained by him or her, are to be paid from the Fund, subject to approval of the Court, and shall not be assessed to the Released Parties.

         8.4 The Claims Administrator shall retain all records relating to the payment of claims and administration of the Fund. Upon reasonable notice to the Claims Administrator, the Released Parties and/or Class Counsel and the PMC may, at their expense, and pursuant to procedures approved by the Court, inspect and copy the Claims Administrator's records.

9        COUNSEL FEES, LITIGATION COSTS AND ADMINISTRATIVE EXPENSES

         9.1 Class Counsel shall receive an award in an amount approved by the Court in its sole discretion, in accordance with Fed.R.Civ.P. 23(b)(1)(B), 23(d) and 23(e): (i) for reimbursement of reasonable costs and expenses incurred for the benefit of the Class, and (ii) as reasonable fees for services performed for the benefit of the Class determined in accordance with applicable standards for such fees, including, as appropriate, consideration of the results achieved and the contingencies involved in the performance of such services. Interneuron and Class Counsel have made no agreement regarding what the award of counsel fees should be.

         9.2 The PMC will recommend that the Court give appropriate recognition to private fee agreements between attorneys and Class Members.

         9.3 All reasonable expenses incurred in administering the Settlement, including the cost of all required notices to Class Members and compensation to the Claims Administrator and any other person appointed by the Court or retained by the Claims Administrator to assist the Administrator with the administration of the Interneuron Class Action Settlement Fund, shall be paid from the Fund as ordered by the Court.

         9.4 No payments may be made from the Interneuron Class Action Settlement Fund prior to the Final Settlement Date except for costs of notice incurred pursuant to section 10.3 of this Agreement and attorneys' fees and expenses incurred pursuant to sections 5.6 and 6.6 of this Agreement.

         9.5 In no event will Interneuron be required to make any further contribution to the Interneuron Class Action Settlement Fund on account of compensation to Class Counsel, private counsel for Class Members, or administrative or other expenses of this settlement.

10       NOTICE OF SETTLEMENT

         10.1 Within two weeks of the date of this Agreement, the parties will jointly propose to the Court for its approval a long form and short form of notice to be provided to Class Members and all parties to pending Diet Drug Litigation in the following manner:

                  10.1.1 Long form notice by mail: The long form notice of the settlement shall be sent to all potential Class Members with currently pending litigation against Interneuron, all other parties in such cases, and all attorneys of record in such cases. The long form notice will also be posted by computer on the World Wide Web.

                  10.1.2 Short form notice by publication: The short form notice of the settlement shall be published on two consecutive Fridays in USA Today, once in Parade Magazine, and once in TV Guide.

         10.2 No later than one month after the Notice Date, Class Counsel shall file with the Court a report describing its notification efforts, with copies of published notices and lists of the persons notified by mail attached.

         10.3 The costs of notice shall be paid by the Interneuron Class Action Settlement Fund.

11       TERMINATION/WITHDRAWAL

         11.1 Interneuron shall have the right to withdraw from, terminate and cancel its obligations under the Settlement Agreement upon any of the following events:

                  11.1.1 Preliminary approval of the Settlement Agreement is not entered by the Court;

                  11.1.2 A mandatory, non-opt class as defined in this Agreement is not certified;

                  11.1.3 Final approval of the Settlement Agreement is not entered by the Court;

                  11.1.4 Class certification and/or approval of the settlement is overturned on appeal for any reason;

                  11.1.5 Pending and future litigation against the Released Parties is not stayed and preliminarily enjoined on the Preliminary Approval Date consistent with section 4.1;

                  11.1.6 Pending and future litigation against the Released Parties is not permanently enjoined on the Final Approval Date consistent with section 4.2;

                  11.1.7 The Class Action and all pending MDL lawsuits against the Released Parties are not dismissed with prejudice on the Final Approval Date consistent with section 4.2; or

                  11.1.8 An order is not entered by the Court permanently barring contribution and indemnity claims by other defendants in Diet Drug Litigation consistent with section 6.5.

         11.2 The Class Representative, by and through Class Counsel and the PMC, shall have the right to withdraw from this Agreement if, after 120 days from the Preliminary Approval Date, Interneuron has, in the PMC's reasonable determination, been unable to compel tender of its insurance proceeds without reservation of rights.

         11.3 If Interneuron withdraws from, terminates, or cancels its obligations under this Agreement pursuant to section 11.1 or the Class Representative withdraws from this Agreement pursuant to section 11.2, all money previously deposited by Interneuron, including any insurance proceeds, and any interest accrued thereon shall be refunded to Interneuron and its insurers (less the cost of class notice, fees and expenses associated with any declaratory judgment action to compel payment of insurance proceeds, and other mutually agreed upon administrative expenses).

12       MISCELLANEOUS PROVISIONS

         12.1 Any Class Member who wants to receive any portion of the Interneuron Class Action Settlement Fund must register as a claimant by completing a Court-approved Class Member Registration Form and serving a copy of the completed form on the PMC and counsel for Interneuron no later than sixty (60) days after the date established by the Court for the Fairness Hearing. Any Class Member who fails to comply with this requirement shall not be entitled to receive any portion of the Fund. Any Class Member who has filed a claim against Interneuron in federal or state court already is deemed to have registered as a claimant to the Fund.

         12.2 The Interneuron Class Action Settlement Fund shall be structured and maintained so as to constitute a "qualified settlement fund" within the meaning of Treasury Regulation
                  Section 1.468B-1 and all applicable statutes, rules and regulations. This is a material term of the Agreement, and the parties agree to negotiate in good faith any changes to the Agreement necessary so that Interneuron can obtain an opinion of its tax counsel that the Fund meets the legal requirements of a "qualified settlement fund."

         12.3 The Court shall retain jurisdiction over the Interneuron Class Action Settlement Fund pending its final disposition and with respect to implementation of the terms of this Agreement.

         12.4 The parties acknowledge that Interneuron intends to remain as an ongoing business entity, subject to its right to seek to merge, consolidate, or acquire other business entities, and therefore, Interneuron requires cash and assets for business and product development, and ongoing business interests. As such, the parties acknowledge that Interneuron shall be entitled to retain a cash balance and may raise capital from time to time for the on-going conduct of its business, including clinical trials and expenses related to the development and marketing of technology and products. The receipt of funds from any source (whether it be from the extension of credit, issuance of securities, sale of assets, proceeds received from litigation [except for proceeds of the declaratory judgment action litigated as described in section 5.6], or otherwise) shall not cause Interneuron's obligations to contribute money to the Interneuron Class Action Settlement Fund to increase beyond what is provided for in this Agreement. Interneuron, however, acknowledges that it will, consistent with applicable law, have fiduciary duties relating to the Fund, and accordingly, shall not voluntarily take any action to avoid its performance under the terms of this Agreement, including its obligation to make contributions of money to the Fund in accordance with this Agreement.

         12.5 Commencing upon the Final Settlement Date through the Termination Date (as defined in the Royalty Agreement, Appendix A), the Fund shall be entitled to the following:
                  Interneuron shall provide the Fund with a copy of its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission; and (ii) at the request of the Fund on no more than a quarterly basis, Interneuron will provide the Fund with a copy of a quarterly financial package, including budget information. The non-public quarterly financial package shall be maintained by the Fund as confidential and proprietary information and shall be made available only to the Fund Trustee, the Court, and such other persons that are explicitly approved by Interneuron and execute a confidentiality agreement.

         12.6 No payments shall be made from the Interneuron Class Action Settlement Fund unless Medicare and Medicaid claims have been resolved to the satisfaction of Interneuron.

         12.7 Upon the request of any Class Member in connection with the settlement of any Diet-Drug related claim, Interneuron shall provide a Mutual Release, which shall release each defendant in Diet Drug Litigation that settles a Diet Drug-related claim with a Class Member, provided that such defendant also executes the Mutual Release. This Mutual Release shall release such defendant and the Released Parties (as defined in this Agreement) from any and all claims, cross-claims, third-party complaints, and other actions arising from claims by Class Members (including all claims for contribution, indemnity and/or subrogation), whether the claims are filed now or in the future in any court of record, whether foreign or domestic.

         12.8 As soon as practical after the Final Settlement Date, Class Counsel and the PMC will file motions and/or stipulations dismissing with prejudice any Released Claims against Released Parties pending in jurisdictions other than this Court and maintained by Class Members whom they represent and will use their best efforts to assist Interneuron in obtaining prompt dismissals with prejudice of any other Released Claims against Released Parties maintained by Class Members.

         12.9 All parties hereto agree to exercise their best efforts and to take all reasonable steps necessary to effectuate the Settlement set forth in this Agreement.

         12.10 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective estates, heirs, successors and assigns.

         12.11 This Agreement, including the Royalty Agreement attached as Appendix A, constitutes the sole and entire agreement among the parties and may not be modified, amended, waived or terminated except in writing duly executed by the party against whom such modification, amendment, waiver or termination is sought and approved by the Court. This Agreement, including the Royalty Agreement, supersedes any prior or contemporaneous agreement, understanding or undertaking, written or oral, by and between the parties regarding such subject matter. No prior draft of this Agreement or the Royalty Agreement, nor any negotiations or proceedings in pursuit of these Agreements, shall be offered or received as evidence concerning the interpretation or construction of either the Settlement Agreement or the Royalty Agreement.

         12.12 Plaintiff Sharon Wish, the PMC and Interneuron assume joint responsibility for the form and composition of each and all provisions of this Settlement Agreement and all appendices thereto. The parties further agree that this Agreement and its appendices shall be interpreted as though each of the parties participated equally in the drafting of the provisions. No party shall assert that a provision should be construed against its drafter.

         12.13 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

AGREED this 21 day of September, 1998.

                                       INTERNEURON PHARMACEUTICALS, INC.

                                       By:/S/ Glenn L. Cooper
                                          -------------------------------------
                                          Glenn L. Cooper, M.D.
                                          President and Chief Executive Officer





                                       CO-LEAD COUNSEL FOR PLAINTIFFS'
                                       MANAGEMENT COMMITTEE AND
                                       COUNSEL FOR PLAINTIFF SHARON WISH



                                       By:/S/ Arnold Levin
                                          -------------------------------------
                                          Arnold Levin



                                       By:/S/ John Cummings
                                          -------------------------------------
                                          John Cummings



                                       By:/S/ Stanley M. Chesley
                                          -------------------------------------
                                          Stanley M. Chesley